1585 BROADWAY NEW YORK, NY 10036-8293

Amendment dated as of November 29, 2007

to the Customer FX Prime Brokerage Agreement

dated as of November 27, 2007 between

Morgan Stanley & Co. Incorporated (“Morgan Stanley”)

and

each entity specified in Annex B to the Agreement

(severally, and not jointly, each a “Customer”)

This Amendment dated as of November 29, 2007, supplements, forms part of, and is subject in all respects to, that Customer FX Prime Brokerage Agreement dated as of November 27, 2007 (the “Agreement”), as amended from time to time, by and between Morgan Stanley and Customer. Capitalized terms used herein, unless otherwise defined, have the meanings specified in the Agreement.

Each of Morgan Stanley and Customer agrees that the following shall be inserted after Section II of the Agreement:

“12. RESTATEMENT. This Agreement amends and restates in its entirety the Customer FX Prime Brokerage Agreement dated as of July 30, 2007 between Morgan Stanley and Customer.”

Except as amended herein, this Amendment shall not affect any other terms of the Agreement, which shall remain in full force and effect.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers as of the date hereof.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Simon Platel
Name:	Simon Platel
Title:	Authorized Signatory

DEMETER MANAGEMENT CORPORATION,

as general partner and/or trading manager for each entity

specified in Annex B of the Agreement (severally, and not jointly, each a “Customer”)

By:	/s/ Walter Davis
Name:	Walter Davis
Title:	Chairman and President
Demeter Management Corporation

Name:	Walter Davis
Title:	Chairman and President
Demeter Management Corporation